PRICING SUPPLEMENT
Dated May 22, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Prospectus dated February 26, 2025
and Product Supplement MLN-ES-ETF-1 dated February 26, 2025)

The Toronto-Dominion Bank $17,012,100 Trigger Autocallable GEARS
Linked to the common stock of GE Vernova Inc. due May 24, 2029
Investment Description
The Toronto-Dominion Bank Trigger Autocallable GEARS (the “Securities”) are senior, unsecured debt obligations issued by The Toronto-Dominion Bank (“TD” or the “issuer”) linked to the common stock of GE Vernova Inc. (the “underlying asset”). TD will automatically call the Securities (an “automatic call”) if the closing level of the underlying asset on the observation date is equal to or greater than the autocall barrier, which is a level of the underlying asset equal to a percentage of the initial level, as indicated below. If the Securities are subject to an automatic call, on the call settlement date TD will pay a cash payment per Security equal to the “call price”, which is equal to the principal amount plus a percentage return based on the call return rate, and no further payments will be owed to you under the Securities. If the Securities are not subject to an automatic call, the amount you receive at maturity will be based on the direction and percentage change in the closing level of the underlying asset from the initial level to the final level (the “underlying return”) and whether the closing level of the underlying asset on the final valuation date (the “final level”) is less than the downside threshold. If the Securities are not subject to an automatic call and the underlying return is positive, at maturity TD will pay you a cash payment per Security equal to the principal amount plus a percentage return equal to the underlying return multiplied by the upside gearing. If the Securities are not subject to an automatic call, the underlying return is zero or negative and the final level is equal to or greater than the downside threshold, at maturity TD will pay you a cash payment per Security equal to the principal amount. If, however, the Securities are not subject to an automatic call, the underlying return is negative and the final level is less than the downside threshold, at maturity TD will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose a significant portion or all of your initial investment. Higher call return rates are generally associated with a greater risk of loss and a greater risk that the Securities will not be subject to an automatic call. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of TD. If TD were to default on its obligations, you may not receive any amount owed to you under the Securities and you could lose all of your initial investment.
Features
☐
Automatic Call Feature — TD will automatically call the Securities if the closing level of the underlying asset is equal to or greater than the autocall barrier on the observation date. If the Securities are subject to an automatic call, TD will pay on the call settlement date a cash payment per Security equal to the call price. Following an automatic call, no further payments will be owed to you under the Securities.

☐
Enhanced Exposure to Positive Underlying Return — If the Securities are not subject to an automatic call, at maturity, the Securities provide exposure to any positive underlying return multiplied by the upside gearing.

☐
Contingent Repayment of Principal Amount at Maturity with Potential for Full Downside Market Exposure — If the Securities are not subject to an automatic call, the underlying return is zero or negative and the final level is equal to or greater than the downside threshold, at maturity TD will pay you a cash payment per Security equal to the principal amount. If, however, the Securities are not subject to an automatic call, the underlying return is negative and the final level is less than the downside threshold, at maturity TD will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of TD.

Key Dates
Trade Date*	May 22, 2026
Settlement Date*	May 28, 2026
Observation Date**	June 2, 2027
Final Valuation Date**	May 22, 2029
Maturity Date**	May 24, 2029
*
We expect to deliver the Securities against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to one business day before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

**	Subject to postponement in the event of a market disruption event, as described under “Additional Terms of the Securities” herein.
Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of TD. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 herein and under “Additional Risk Factors Specific to the Notes” beginning on page PS-7 of the product supplement MLN-ES-ETF-1 dated February 26, 2025 (the “product supplement”) and “Risk Factors” on page 1 of the prospectus dated February 26, 2025 (the “prospectus”). Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Security Offering
The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Underlying Asset	Bloomberg Ticker	Call Return Rate*	Upside Gearing	Initial Level	Downside Threshold	Autocall Barrier	CUSIP	ISIN
Common stock of GE Vernova Inc.	GEV	25.00%	1.70	$1,038.74	$519.37, which is 50.00% of the Initial Level	100.00% of the Initial Level	89116V444	US89116V4445
* The call return is based on the call return rate and is applicable only if the Securities are automatically called.
The estimated value of your Securities at the time the terms of your Securities were set on the trade date was $9.715 per Security, as discussed further under “Key Risks — Risks Relating to Estimated Value and Liquidity” beginning on page 5 and “Additional Information Regarding the Estimated Value of the Securities” herein. The estimated value is less than the issue price of the Securities.
See “Additional Information About TD and the Securities” on page ii. The Securities will have the terms set forth in the accompanying product supplement dated February 26, 2025, the accompanying prospectus dated February 26, 2025 and this document.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Securities are unsecured and are not savings accounts or insured deposits of a bank. The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Offering of Securities	Issue Price to Public		Underwriting Discount(1)		Proceeds to TD(1)
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of GE Vernova Inc.	$17,012,100.00	$10.00	$425,302.50	$0.25	$16,586,797.50	$9.75
(1) TD Securities (USA) LLC (“TDS”) has agreed to purchase the Securities from TD at the issue price to public less the underwriting discount specified above and has agreed to sell the Securities to UBS Financial Services Inc. (“UBS”) at the issue price to public less the underwriting discount received.   UBS or one of its affiliates is to conduct hedging activities for us in connection with the Securities. These amounts exclude any profits to UBS, TD or any of our or their respective affiliates from hedging. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein.

TD Securities (USA) LLC	UBS Financial Services Inc.

Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-ES-ETF-1 (the “product supplement”), relating to our Senior Debt Securities, Series H, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The Securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
♦	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
♦	Product Supplement MLN-ES-ETF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006132/ef20044456_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:
♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion or all of your initial investment.
♦
You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as that of an investment in the underlying asset.

♦
You believe that the closing level of the underlying asset will be equal to or greater than the autocall barrier on the observation date or that the Securities will not be subject to an automatic call and that the final level of the underlying asset will increase over the term of the Securities.

♦	You are willing to invest in the Securities based on the upside gearing specified on the cover hereof.
♦	You are willing to invest in the Securities based on the autocall barrier, call return rate and downside threshold specified on the cover hereof.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying asset.
♦
You are willing to invest in Securities that may be subject to an automatic call and are otherwise willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦	You understand and are willing to accept the risks associated with the underlying asset.
♦
You are willing to assume the credit risk of TD for all payments under the Securities, and understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:
♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion or all of your initial investment.
♦
You cannot tolerate a loss of a significant portion or all of your initial investment or are not willing to make an investment that may have the same downside market risk as that of an investment in the underlying asset.

♦
You believe that the level of the underlying asset will decline during the term of the Securities and that the closing level of the underlying asset is likely to be less than the autocall barrier on the observation date or that the final level is likely to be less than the downside threshold.

♦	You are unwilling to invest in the Securities based on the upside gearing specified on the cover hereof.
♦	You are unwilling to invest in the Securities based on the autocall barrier, call return rate or downside threshold specified on the cover hereof.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦	You seek current income from your investment or prefer to receive any dividends paid on the underlying asset.
♦
You are unable or unwilling to hold Securities that may be subject to an automatic call, you are otherwise unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You do not understand or are unwilling to accept the risks associated with the underlying asset.
♦	You are not willing to assume the credit risk of TD for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Asset” herein for more information on the underlying asset. You should also review carefully the “Key Risks” section herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus for risks related to an investment in the Securities.

Final Terms
Issuer	The Toronto-Dominion Bank
Issue	Senior Debt Securities, Series H
Agents	TD Securities (USA) LLC (“TDS”) and UBS Financial Services Inc. (“UBS”)
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 3 years, unless subject to an automatic call.
Underlying Asset	The common stock of GE Vernova Inc.
Automatic Call Feature
TD will automatically call the Securities if the closing level of the underlying asset on the observation date is equal to or greater than the autocall barrier.
If the Securities are subject to an automatic call, on the call settlement date TD will pay a cash payment per Security equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Call Return Rate	25.00%
Call Return	The call return is based upon the call return rate. See “Call Price” below.
Call Price	The call price equals the principal amount per Security plus the call return. The table below reflects the call return rate of 25.00%.
Observation Date(1)	Call Settlement Date(1)	Call Return	Call Price (per Security)
June 2, 2027	June 4, 2027	25.00%	$12.50
Upside Gearing	1.70
Payment at Maturity (per Security)
If the Securities are not subject to an automatic call and the underlying return is positive, TD will pay you a cash payment equal to:
$10 × (1 + Underlying Return × Upside Gearing)
If the Securities are not subject to an automatic call, the underlying return is zero or negative and the final level is equal to or greater than the downside threshold, TD will pay you a cash payment equal to:
$10
If the Securities are not subject to an automatic call, the underlying return is negative and the final level is less than the downside threshold, TD will pay you a cash payment that is less than the principal amount, if anything, equal to:
$10 × (1 + Underlying Return)
In this scenario, you will suffer a percentage loss on your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Initial Level(2)	The closing level of the underlying asset on the trade date, as specified on the cover hereof.
Final Level(2)	The closing level of the underlying asset on the final valuation date.
Autocall Barrier(2)	A specified level of the underlying asset, equal to a percentage of the initial level, as specified on the cover hereof.
Downside Threshold(2)	A specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level, as specified on the cover hereof.
Trading Day	A day on which the principal trading market(s) for the underlying asset is scheduled to be open for trading, as determined by the calculation agent.
Business Day	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Calculation Agent	TD
Listing	The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in	The Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in Law Event	See “Additional Terms of the Securities” herein.
(1) Two business days following the relevant observation date and subject to the market disruption event provisions set forth under “Additional Terms of the Securities” herein. If you are able to sell your Securities in the secondary market on the observation date, the purchaser of the Securities will be deemed to be the record holder on the related record date and therefore you will not be entitled to any payment as attributable to the observation date.
(2) As determined by the calculation agent and subject to adjustment as described under “Additional Terms of the Securities” herein.

Investment Timeline
Trade Date	The initial level is observed and the initial level and the final terms of the Securities are set.

Observation Date
The Securities will be subject to an automatic call if the closing level of the underlying asset on the observation date is equal to or greater than the autocall barrier.
If the Securities are subject to an automatic call, on the call settlement date TD will pay a cash payment per Security equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Maturity Date
The final level is observed on the final valuation date and the underlying return is calculated.
If the Securities are not subject to an automatic call and the underlying return is positive, TD will pay you a cash payment per Security equal to:
$10 × (1 + Underlying Return × Upside Gearing)
If the Securities are not subject to an automatic call, the underlying return is zero or negative and the final level is equal to or greater than the downside threshold, TD will pay you a cash payment per Security equal to:
$10
If the Securities are not subject to an automatic call, the underlying return is negative and the final level is less than the downside threshold, TD will pay you a cash payment per Security that is less than the principal amount, if anything, equal to:
$10 × (1 + Underlying Return)
In this scenario, you will suffer a percentage loss on your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. If the Securities are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of TD. If TD were to default on its obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks
An investment in the Securities involves significant risks. Some of the key risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities under “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.
Risks Relating to Return Characteristics
♦
Risk of loss at maturity — The Securities differ from ordinary debt securities in that TD will not necessarily repay the principal amount of the Securities at maturity. If the Securities are not subject to an automatic call, the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

♦
The contingent repayment of principal applies only if you hold your Securities to an automatic call or maturity — You should be willing to hold your Securities to an automatic call or maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset at such time is equal to or greater than the downside threshold.

♦
The call return and upside gearing apply only upon an automatic call and at maturity, respectively — You should be willing to hold your Securities to an automatic call or maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, the price you receive will likely not reflect the full economic value of the call return and/or upside gearing, and the percentage return you realize may be less than the call return and/or then-current underlying return multiplied by the upside gearing, even if such return is positive. You can receive the full benefit of the payment upon an automatic call or the payment at maturity only if you hold your Securities to an automatic call or maturity, respectively.

♦	No interest payments — TD will not pay any interest with respect to the Securities.
♦
If the Securities are subject to an automatic call, your potential return on the Securities will be limited to the call return and you will not participate in any appreciation of the underlying asset — The Securities will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the autocall barrier on the observation date. If the Securities are subject to an automatic call, the return potential of the Securities will be limited to the pre-specified call return regardless of any appreciation of the underlying asset, and you will not participate in any appreciation in the underlying asset from its initial level and you will not benefit from the upside gearing. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying asset.

♦
A higher call return rate or lower downside threshold may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Securities, including the call return rate, upside gearing, autocall barrier and downside threshold, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Securities are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the time the terms of the Securities are determined, the greater the expectation is as of that date that the closing level of the underlying asset on the observation date could be less than the autocall barrier and that the final level could be less than the downside threshold and, as a consequence, indicates an increased risk of the Securities not being subject to an automatic call and an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher call return rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a higher upside gearing, lower autocall barrier and/or lower downside threshold than those terms on otherwise comparable securities. Therefore, a relatively higher call return rate may indicate an increased risk of loss. However, the underlying asset’s volatility can change significantly over the term of the Securities, and a relatively lower downside threshold may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.

♦
Reinvestment risk — The Securities will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the autocall barrier on the observation date. Therefore, the term of your investment may be limited. In the event that the Securities are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable call return rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.

♦
Owning the Securities is not the same as owning the underlying asset — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset. For instance, if the Securities are subject to an automatic call, the return potential of the Securities will be limited to the pre-specified call return regardless of any appreciation of the underlying asset, and you will not participate in any such appreciation from its initial level. In addition, as an owner of the Securities, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. Similarly, you will not have voting rights or any other rights of a holder of the underlying asset.

Risks Relating to Characteristics of the Underlying Asset
♦
Single equity risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying asset. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying asset and its issuer (the “underlying asset issuer”), such as stock or commodity price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. For additional information regarding the underlying asset and the underlying asset issuer, please see “Information About the Underlying Asset” herein and the underlying asset issuer's SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

♦
There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall. There can be no assurance that the closing level of the underlying asset will be equal to or greater than the autocall barrier on the observation date or, if the Securities are not subject to an automatic call, that the final level will be equal to or greater than the initial level or downside threshold. In addition, even if the Securities are not subject to an automatic call and the final level is equal to or greater than the initial level, the percentage return you receive at maturity may be less than the call return you would have otherwise received if the Securities were subject to an automatic call. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset issuer. You should be willing to accept the downside risks of owning equities in general and the underlying asset in particular, and the risk of losing a significant portion or all of your initial investment.

♦
There is no affiliation between the underlying asset issuer and us or the agents — TD, the agents and our or their respective affiliates are not affiliated with the underlying asset issuer and may currently, or from time to time in the future engage in business with the underlying asset issuer. However, TD, the agents and our or their respective affiliates are not affiliated with the underlying asset issuer and are not responsible for such underlying asset issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. The underlying asset issuer is not involved in the Securities offered hereby in any way and has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the market value of, and return on, your Securities.

♦
Limited trading history — The underlying asset only recently commenced trading on its current primary exchange and, therefore, has limited historical performance. Because such underlying asset has a limited trading history, your investment linked to such underlying asset may involve greater risks than an investment linked to the performance of a company with a more established record of performance. For additional information about the underlying asset see the section “Information About the Underlying Asset” herein. Past performance of the underlying asset should not be considered indicative of future performance of the underlying asset.

Risks Relating to Estimated Value and Liquidity
♦
The estimated value of your Securities is less than the issue price of your Securities — The estimated value of your Securities is less than the issue price of your Securities. The difference between the issue price of your Securities and the estimated value of the Securities reflects costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

♦
The estimated value of your Securities is based on our internal funding rate — The estimated value of your Securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Securities is expected to increase the estimated value of the Securities at any time.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities is based on our internal pricing models when the terms of the Securities are set, which take into account a number of variables, such as our internal funding rate on the trade date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially less than the estimated value of the Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the issue price of your Securities and may be less than the estimated value of your Securities — The estimated value of the Securities is not a prediction of the prices at which TDS, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities, secondary market prices of your Securities will likely be less than the issue price of your Securities. As a result, the price at which TDS, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Securities, and any sale prior to the maturity date could result in a substantial loss to you.

♦
The temporary price at which TDS may initially buy the Securities in the secondary market may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the trade date, the price at which TDS may initially buy or sell the Securities in the secondary market (if TDS makes a market in the Securities, which it is not obligated to do) may exceed the estimated value of the Securities on the trade date, as well as the secondary market value of the Securities, for a temporary period after the settlement date of the Securities, as discussed further under “Additional Information Regarding the Estimated Value of the Securities” herein. The price at which TDS may initially buy or sell the Securities in the secondary market may not be indicative of future prices of your Securities.

♦
The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices — Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Securities will likely be less than the issue price. The issue price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

♦
There may not be an active trading market for the Securities — sales in the secondary market may result in significant losses — There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or electronic communications network. TDS or another of our affiliates intends to make a market for the Securities; however, they are not required to do so and may stop any market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial.

If you sell your Securities before the maturity date, you may have to do so at a substantial discount from the issue price irrespective of the value of the underlying asset, and as a result, you may suffer substantial losses.
♦
If the value of the underlying asset changes, the market value of your Securities may not change in the same manner — Your Securities may trade quite differently from the performance of the underlying asset. Changes in the value of the underlying asset may not result in a comparable change in the market value of your Securities. Even if the closing level of the underlying asset increases to greater than the autocall barrier or its initial level during the term of the Securities, the market value of your Securities may not increase by the same amount and could decline.

♦
Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset; the volatility of the underlying asset; any expected dividends on the underlying asset; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of TD; the then current bid-ask spread for the Securities and the factors discussed under “—Risks Relating to Hedging Activities and Conflicts of Interest — Potential conflicts of interest between you and the calculation agent” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.

Risks Relating to Hedging Activities and Conflicts of Interest
♦
Potential conflicts of interest between you and the calculation agent — The calculation agent will, among other things, determine the amount payable on the Securities. We will serve as the calculation agent and may appoint a different calculation agent after the settlement date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the return on the Securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

♦
Following certain events, the calculation agent can make adjustments to the underlying asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities — For antidilution and certain other events affecting the underlying asset, the calculation agent may make adjustments to its initial level, autocall barrier, downside threshold, closing level and/or final level, as applicable, and any other term of the Securities and, in some instances, may replace the underlying asset. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed herein that it believes are appropriate to offset to the extent practical any changes in your economic position as a holder of the Securities resulting solely from any such event to achieve an equitable result. Following certain events relating to the underlying asset issuer, such as a reorganization event or a delisting or suspension of trading, the determination as to whether the Securities are subject to an automatic call or the amount you receive at maturity may be based on the equity security of a successor to such underlying asset issuer in combination with any cash or any other assets distributed to holders of such underlying asset, if applicable, or on the common stock issued by another company. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Securities. For more information, see the sections “Additional Terms of the Securities — Antidilution Adjustments”, “— Reorganization Events” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset” herein.

♦
Trading and business activities by TD, the agents or our or their respective affiliates may adversely affect the market value of, and any amounts payable on, the Securities — We, the agents and/or our or their respective affiliates may hedge our obligations under the Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the values of the underlying asset, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our or their respective affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We, the agents or one or more of our or their respective affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the underlying asset.

Because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Securities, UBS, or its affiliate, may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.
These trading activities may present a conflict between the holders’ interest in the Securities and the interests we, TDS and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Securities.
We, the agents and/or our or their respective affiliates may, at present or in the future, engage in business with the underlying asset issuer, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agents’ and/or our or their respective affiliates’ obligations, and your interests as a holder of the Securities. Moreover, we, the agents and/or our or their respective affiliates may have published, and in the future expect to publish, research reports with respect to the underlying asset. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities by us, the agents and/or our or their respective affiliates may affect the value of the underlying asset and, therefore, the market value of, and any amounts payable on, the Securities.
Risks Relating to General Credit Characteristics
♦
Credit risk of TD — Although the return on the Securities will be based on the performance of the underlying asset, the payment of any amount due on the Securities is subject to TD’s credit risk. The Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amount due under the terms of the Securities and could lose all of their initial investment.

Risks Relating to Canadian and U.S. Federal Income Taxation
♦
Uncertain tax treatment — The U.S. tax treatment of the Securities is uncertain. Please read carefully the sections entitled “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences” in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the Securities.

For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the discussion herein under “Canadian Taxation”. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein), as such rules may be amended from time to time. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

Hypothetical Examples and Return Table of the Securities at Maturity
The below examples and table are based on hypothetical terms. The actual terms are indicated on the cover hereof.
The examples and table below illustrate the payment upon an automatic call or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of reference):
Principal Amount:	$10
Term:	Approximately 3 years
Initial Level:	$1,000.00
Autocall Barrier	$1,000.00 (which is equal to 100.00% of the Initial Level)
Downside Threshold:	$500.00 (which is equal to 50.00% of the Initial Level)
Call Return Rate:	25.00%
Upside Gearing:	1.70
Range of Underlying Return:	-100% to 40%
Example 1: The Closing Level is equal to or greater than the Autocall Barrier on the Observation Date.
Date	Closing Level	Payment (per Security)
Observation Date	$1,300.00 (equal to or greater than Autocall Barrier)	$12.50 (Call Price)
	Total Payment:	$12.50 (25.00% total return)
Because the Securities are subject to an automatic call on the observation date (which is approximately one year after the trade date), TD will pay on the call settlement date a total of $12.50 per Security (reflecting your principal amount plus the call return), for a total return of 25.00% on the Securities. You will not receive any further payments on the Securities. Although the closing level of the underlying asset on the observation date appreciated by a percentage from the initial level that is greater than the call return rate, because the Securities are subject to an automatic call, the total return on the Securities is limited to the call return of 25.00% and you will not participate in any appreciation in the closing level of the underlying asset from its initial level and you will not benefit from the upside gearing.
Example 2: The Securities are NOT subject to an Automatic Call and the Underlying Return is positive.
Date	Closing Level	Payment (per Security)
Observation Date	$920.00 (less than Autocall Barrier)	$0.00
Final Valuation Date	$1,010.00 (equal to or greater than Initial Level and Downside Threshold)	$10.00 × (1 + Underlying Return × Upside Gearing) = $10.00 × (1 + 1.00% × 1.70) = $10.00 × 1.017 = $10.17 (Payment at Maturity)
	Total Payment:	$10.17 (1.70% total return)
Because the Securities are not subject to an automatic call and the underlying return is positive, at maturity TD will pay you a total of $10.17 per Security (reflecting your principal amount plus a return equal to the underlying return multiplied by the upside gearing), for a total return of 1.70% on the Securities. Because the underlying return multiplied by the upside gearing is less than the call return rate, your return is less than it would have been if the Securities were subject to an automatic call.
Example 3: The Securities are NOT subject to an Automatic Call, the Underlying Return is negative and the Final Level is equal to or greater than the Downside Threshold.
Date	Closing Level	Payment (per Security)
Observation Date	$700.00 (less than Autocall Barrier)	$0.00
Final Valuation Date	$950.00 (less than Initial Level; equal to or greater than Downside Threshold)	$10.00 (Payment at Maturity)
	Total Payment:	$10.00 (0.00% total return)
Because the Securities are not subject to an automatic call, the underlying return is negative and the final level is equal to or greater than the downside threshold, at maturity TD will pay you a total of $10.00 per Security (reflecting your principal amount), for a total return of 0.00% on the Securities.

Example 4: The Securities are NOT subject to an Automatic Call, the Underlying Return is negative and the Final Level is less than the Downside Threshold.
Date	Closing Level	Payment (per Security)
Observation Date	$902.00 (less than Autocall Barrier)	$0.00
Final Valuation Date	$400.00 (less than Downside Threshold)	= $10 × (1 + Underlying Return) = $10.00 × (1 + -60.00%) = $10.00 × 0.4 = $4.00 (Payment at Maturity)
	Total Payment:	$4.00 (60.00% loss)
Because the Securities are not subject to an automatic call, the underlying return is negative and the final level is less than the downside threshold, at maturity TD will pay you a total of $4.00 per Security, for a loss of 60.00% on the Securities.
In this scenario, you will suffer a percentage loss on your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Hypothetical Payment at Maturity if the Securities are NOT Subject to an Automatic Call
Underlying Asset		Payment and Return at Maturity
Final Level	Underlying Return	Payment at Maturity	Security Total Return at Maturity
$1,400.00	40.00%	$16.80	68.00%
$1,300.00	30.00%	$15.10	51.00%
$1,200.00	20.00%	$13.40	34.00%
$1,100.00	10.00%	$11.70	17.00%
$1,000.00	0.00%	$10.00	0.00%
$900.00	-10.00%	$10.00	0.00%
$800.00	-20.00%	$10.00	0.00%
$700.00	-30.00%	$10.00	0.00%
$600.00	-40.00%	$10.00	0.00%
$500.00	-50.00%	$10.00	0.00%
$400.00	-60.00%	$4.00	-60.00%
$300.00	-70.00%	$3.00	-70.00%
$200.00	-80.00%	$2.00	-80.00%
$100.00	-90.00%	$1.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%
Investing in the Securities involves significant risks. If the Securities are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of TD. If TD were to default on its obligations, you may not receive any amount owed to you under the Securities and you could lose all of your initial investment.

Information About the Underlying Asset
All disclosures contained in this document regarding the underlying asset are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.
Included below is a brief description of the underlying asset issuer. This information has been obtained from publicly available sources. Set forth below is a graph that illustrates the past performance for the underlying asset. The information given below is for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying asset as an indication of future performance.
The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC can be located by reference to its SEC file number provided below.
GE Vernova Inc.
According to publicly available information, GE Vernova Inc. (“GE Vernova”) is an electric company with products and services that generate, transfer, orchestrate, convert, and store electricity. GE Vernova completed its separation from General Electric Company, which is now known as GE Aerospace, on April 2, 2024. Information filed by GE Vernova with the SEC can be located by reference to its SEC file number: 001-41966, or its CIK Code: 0001996810. GE Vernova’s common stock is listed on the New York Stock Exchange under the ticker symbol “GEV”.
Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.
Historical Information
The graph below illustrates the performance of GE Vernova’s common stock from March 27, 2024 through May 22, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. TD has not conducted any independent review or due diligence of any information obtained from Bloomberg. The closing level of GE Vernova’s common stock on May 22, 2026 was $1,038.74. The dotted lines represent the autocall barrier of $1,038.74 and the downside threshold of $519.37, which are equal to 100.00% and 50.00%, respectively, of the initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Securities.

Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a Security upon the initial issuance of the Security by TD pursuant to this offering document or common shares of TD or any of its affiliates on a conversion of a Security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, TD, any affiliate of TD, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the Security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the Security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of TD and each affiliate of TD, (iv) is not an entity in respect of which TD or any affiliate of TD is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the Security or common shares of TD or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the Security or common shares of TD or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no Security or property acquired on settlement of a Security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. On January 29, 2026, the Department of Finance (Canada) released for consultation proposed amendments to the Canadian Tax Act (the “January 29 Tax Proposals”) that would amend certain provisions of the Canadian Tax Act with respect to “hybrid mismatch arrangements” and introduce other consequential amendments. This overview does not take into account the January 29 Tax Proposals, but otherwise takes into account all other specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in Securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the Securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in Securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of Securities and any common shares of TD or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a Security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a Security is redeemed, cancelled, purchased or repurchased by TD or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to TD or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the Security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the Security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the Security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the Security was issued, does not exceed 4/3 of the interest stipulated to be payable on the Security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of Securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of TD or common shares of an affiliate of TD that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of TD or common shares of an affiliate of TD unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

What Are the Tax Consequences of the Securities?
The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. The deductibility of capital losses is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.
Except to the extent otherwise required by law, TD intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.
Non-U.S. Holders. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the underlying asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on our determination that the Securities are not “delta-one” with respect to the underlying asset, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset or the Securities. If you enter, or have entered, into other transactions in respect of the underlying asset or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Security may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Security at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Securities at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

Additional Terms of the Securities
The sections “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security”, “— Change in Law Event”, “— General Terms Relating to Delisting, Discontinuance, Material Change and Change in Law Events”, “— Market Disruption Events”, “— Anti‑Dilution Adjustments” and “— General Terms Relating to Reorganization Events” in the accompanying product supplement are superseded and replaced in their entirety with the corresponding sections below.
Market Disruption Events
The calculation agent will determine the closing level, and thereafter the corresponding initial level, autocall barrier, downside threshold, final level and/or any other relevant term, as applicable (the “applicable level”), of the underlying asset and whether the closing level of the underlying asset is equal to or greater than the autocall barrier on the observation date and/or whether the final level of the underlying asset is greater than, less than, or equal to the initial level and/or downside threshold on the final valuation date. If the calculation agent determines that, on the observation date or the final valuation date, as applicable, a market disruption event has occurred or is continuing with respect to the underlying asset, such date may be postponed. If such a postponement occurs, the calculation agent will determine the closing level by reference to the closing level for the underlying asset on the first trading day on which no market disruption event occurs or is continuing. In no event, however, will the observation date or the final valuation date be postponed by more than eight trading days. If the observation date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level that would have prevailed in the absence of the market disruption event.
If the calculation agent postpones the observation date or the final valuation date, the corresponding payment date will be postponed to maintain the same number of business days between the observation date or the final valuation date, as applicable, and the corresponding payment date as existed prior to the postponement.
Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the observation date or the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level of the underlying asset on such date.
Any of the following will be a market disruption event with respect to the underlying asset, in each case as determined by the calculation agent:
➢
a suspension, absence or material limitation of trading in the underlying asset in the primary market for such underlying asset for more than two hours of trading or during the one hour before the close of trading in that market;

➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset;
➢
in any other event, if the calculation agent determines that the event materially interferes with our ability, UBS’ ability or the ability of any of our respective affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we, UBS or our respective affiliates have effected or may effect or (2) effect trading in any underlying asset generally.

For the avoidance of doubt, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset in the primary market for those contracts by reason of any of:
➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts, will constitute a market disruption event relating to such underlying asset.
For this purpose, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.
The following events will not be market disruption events with respect to any underlying asset:
➢
a limitation on the hours or numbers of days of trading in the underlying asset or options on that underlying asset, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying asset.
Antidilution Adjustments
The applicable levels are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Key Risks — Risks Relating to Hedging Activities and Conflicts of Interest — Following certain events, the calculation agent can make adjustments to the underlying asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities”.
How Adjustments Will be Made
If one of the events described below occurs with respect to the underlying asset and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the applicable level of the affected underlying asset, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the applicable level will be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying asset, if applicable, in the event of a consolidation or merger of the applicable underlying asset issuer with another entity.
If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the applicable level for the first event, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.
Notwithstanding the description of the specific adjustments to be made, if an event requiring antidilution adjustments occurs, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this document with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the applicable level of the underlying asset. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying asset. Further, antidilution events may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events, a delisting of, suspension of trading in or change in law with respect to the underlying asset. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.
No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the applicable level. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.
The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying asset), as to the nature of the adjustments required and how they will be made or as to the value of any property received by, resulting from or otherwise retained by a hypothetical holder of the underlying asset with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.
The following events are those that may require antidilution adjustments:
➢
a subdivision, consolidation or reclassification of the underlying asset or a free distribution or dividend of shares of the underlying asset to existing holders of the underlying asset by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of the underlying asset of:

◾	additional shares of the underlying asset as described under “— Stock Dividends or Distributions” below,
◾
other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying asset issuer equally or proportionately with such payments to holders of the underlying asset, as applicable, or

◾	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢
the declaration by the respective underlying asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying asset, as applicable, or other assets;

➢	a repurchase by the respective underlying asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the respective underlying asset issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying asset.
The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Key Risks — Risks Relating to Hedging Activities and Conflicts of Interest —   Following certain events, the calculation agent can make adjustments to the underlying asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities”.
Stock Splits and Reverse Stock Splits
A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.
If the underlying asset is subject to a stock split or a reverse stock split, then the applicable level will be adjusted by dividing the prior applicable level by the number of shares that a holder of one share of the underlying asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
Stock Dividends or Distributions
In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.
If the underlying asset is subject to a stock dividend payable in shares of such underlying asset, then the applicable level will be adjusted by dividing the prior applicable level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying asset.
It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of the underlying asset that are in lieu of ordinary cash dividends payable with respect to shares of such underlying asset.
Other Dividends or Distributions
The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to the underlying asset, other than:
➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to the underlying asset as described under “— Transferable Rights and Warrants” below;
➢	if the underlying asset is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events”; and
➢	extraordinary cash dividends described below.
A dividend or other distribution with respect to the underlying asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying asset by an amount equal to at least 10% of the closing level of the underlying asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which the underlying asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying asset and is payable in cash, then the applicable level will be adjusted by dividing the prior applicable level by the ratio of the closing level of the underlying asset on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.
The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying asset equals:
➢
for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying asset minus the amount per share of underlying asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying asset; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.
To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying asset that is both an extraordinary dividend and payable in the underlying asset, or an issuance of rights or warrants with respect to the underlying asset that is also an extraordinary dividend, will result in adjustments to the applicable level as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.
Transferable Rights and Warrants
If the underlying asset issuer issues transferable rights or warrants to all holders of such underlying asset to subscribe for or purchase such underlying asset at an exercise price per share that is less than the closing level of such underlying asset on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the applicable level of the underlying asset, as the calculation agent believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from such issuance to achieve an equitable result, including, without limitation, by reference to any adjustment(s) to options contracts on the affected underlying asset in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.
Reorganization Events
Each of the following may be determined by the calculation agent to be a “reorganization event”:
(a)	the underlying asset is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying asset issuer;
(b)
the underlying asset issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)
any statutory share exchange involving outstanding shares of the underlying asset issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)	the underlying asset issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)
the underlying asset issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying asset, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)	the underlying asset issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
(g)
a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying asset issuer or any successor entity and is consummated for all or substantially all of such shares.

Following a reorganization event, we refer to the property or properties received by, resulting from or otherwise retained by a hypothetical holder of the underlying asset in or as a result of that reorganization event— whether securities, other property, cash or a combination of securities, other property and cash — as the “distribution property”. The calculation agent will divide distribution property into two categories:
➢
“Successor underlying asset(s)” which are equity security(ies) listed or approved for trading on a major U.S. exchange or market which satisfy clauses (i) and (ii) of the substitute selection criteria set forth below under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset”; and

➢
“Non-stock distribution property” which is cash and/or any other property, assets or securities including, without limitation, equity securities that do not meet the criteria for successor underlying assets, equity securities that are not listed or admitted to trading on any major U.S. exchange or market or securities issued by a non-U.S. company that are quoted and traded in a non-U.S. currency.

If a holder of the underlying asset may elect to receive successor underlying asset(s) and/or non-stock distribution property in the reorganization event, the distribution property will be deemed to be the successor underlying asset(s) to the maximum extent and in the maximum amount that a hypothetical holder of the applicable underlying asset could elect (which may be 100%) and the balance of the distribution property, if any, in such other non-stock distribution property (which could be 0% if the holder of the applicable underlying asset could elect to receive 100% shares of the successor underlying asset); if a hypothetical holder of the applicable underlying asset may elect from multiple successor underlying assets, then the election will be deemed to the maximum extent available and value first to the successor underlying asset that represents the highest value per share of the underlying asset and second to the successor underlying asset that represents the second highest value per share of the underlying asset and so on. In all other cases, the distribution property (including for this purpose any successor underlying asset(s)) will be deemed to be the categories and amounts of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying asset that makes no election (to the extent applicable), as determined by the calculation agent.
Depending on the composition of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying asset in a reorganization event, the calculation agent will make the following adjustments:
➢
If a reorganization event with respect to the underlying asset occurs and the relevant distribution property, after making any applicable election, consists solely of a successor underlying asset(s), then the determination of the closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount and value of such successor underlying asset(s) that a hypothetical holder of the underlying asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢
If a reorganization event with respect to the underlying asset occurs and the relevant distribution property, after making any applicable election, consists of (i) a successor underlying asset(s) and (ii) non-stock distribution property, then, on the effective date of such reorganization event, the calculation agent will allocate the value of the non-stock distribution property to the successor underlying asset(s). In this case, the number of shares of the successor underlying asset(s) attributable to the underlying asset as a result of a reorganization event will be increased by the value of the non-stock distribution property as of the effective date of the reorganization event divided by the closing level of the applicable successor underlying asset(s) on the effective date of such reorganization event. Notwithstanding the foregoing if the value of the non-stock distribution property represents 10% or less of the value of the distribution property received by, resulting from or otherwise retained by a hypothetical holder of the underlying asset as of the effective date of the reorganization event the calculation agent will not make the allocation in the previous sentence. In both cases, the determination of the closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount and value of the distribution property (reallocated to the successor underlying asset(s) as described in this bullet and in the sentence following the third bullet, as applicable) that a hypothetical holder of the underlying asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢
If a reorganization event occurs with respect to the underlying asset and the relevant distribution property, after making any applicable election, consists solely of non-stock distribution property, then the determination of the closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount, type and value of the distribution property that a hypothetical holder of the underlying asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event. Notwithstanding the foregoing, the calculation agent may (but is not required to) replace the underlying asset with a substitute security (as defined under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset” below). If the calculation agent selects a substitute security, such substitute security will be deemed to be the relevant underlying asset and the calculation agent will make adjustments in the manner described under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset” below and to the extent the substitute security is quoted and traded in a non-U.S. currency, the calculation agent will make currency conversions as described for non-U.S. securities below.

In the case of the first two bullets above if there are multiple successor underlying assets the relative proportions of each included for subsequent determinations will be based on the relative amounts received or deemed to have been received by the hypothetical holder.
If a reorganization event occurs, the calculation agent will be solely responsible for the determination and calculation of the distribution property, including the determination of the cash value of any distribution property, if necessary, and any amounts payable on the Securities.
For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a non-U.S. security) listed or admitted for trading on a securities exchange or market, the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. No interest will accrue on any distribution property.
If a reorganization event occurs, the distribution property (which may include securities quoted and traded in a non-U.S. currency) received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying asset, or as a result of such reorganization event, may be substituted for the applicable underlying asset as described above. Consequently, in this document, references to an applicable underlying asset mean any of those assets and comprises an adjusted underlying asset. Similarly, references to the respective underlying asset issuer include the applicable entity(ies) in respect of the successor underlying asset(s) and/or the distribution property.
If the non-stock distribution property consists of one or more securities quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of that property on any applicable date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below.
If a reorganization event occurs with respect to the underlying asset and the calculation agent adjusts such underlying asset to consist of the distribution property as described above or selects a substitute security, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying asset or such substitute security, as applicable, for the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying asset were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying asset.
For example, assume the respective underlying asset issuer merges into another company and each share of the underlying asset is converted into the right to receive two common shares of the surviving company listed or admitted for trading on a non-U.S. securities exchange and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying asset to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective underlying asset issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying asset (with no interest adjustment).
On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any observation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.
If a reorganization event occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this document with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the applicable level as a result of the reorganization event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the underlying asset subject to the reorganization event. Further, reorganization events may occur contemporaneously or reasonably proximate in time to market disruption events, a delisting of, suspension of trading in, change in law or antidilution events with respect to the underlying asset. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset
Delisting of or Suspension of Trading in the Underlying Asset: If the underlying asset is delisted or trading of the underlying asset is suspended on the primary exchange for such underlying asset, and such underlying asset is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying asset will continue to be deemed the underlying asset.
If the underlying asset is delisted or trading of such underlying asset is suspended on the primary exchange for such underlying asset, and is not immediately re-listed or approved for trading on a successor exchange, the calculation agent may determine the closing level based on bid prices from any market, quotation system or dealer bids (if any) that may make pricing information available. Alternatively, the calculation agent may (but is not required to) replace the underlying asset with a substitute security.
Change in Law Affecting the Underlying Asset: If the calculation agent determines that a change in law has occurred with respect to the underlying asset, the calculation agent may (but is not required to) replace the underlying asset with a substitute security.
A “substitute security” will be the common stock which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary “Industry” classification as the applicable underlying asset issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such underlying asset by any class of eligible potential purchasers of the Securities and (iii) is reasonably comparable to the applicable underlying asset issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if TD, UBS AG or any of our or their respective affiliates are subject to a trading restriction under the trading restriction policies of TD, UBS AG or any of our or their respective affiliates that would materially limit the ability of TD, UBS AG or any of our or their respective affiliates to hedge the Securities with respect to the common stock of such company. If there is no issuer with the same primary “Industry” classification as the applicable underlying asset issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; and second, issuers with the same primary “Industry Group” classification, in each case, as the applicable underlying asset issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by S&P Dow Jones Indices LLC, a subsidiary of S&P Global Inc. and MSCI Inc., or any successor(s) thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.
The substitute security will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the applicable level that it believes are appropriate such that the substitution of the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from the change in law, delisting of or suspension of trading in to achieve an equitable result. Thereafter the calculation agent will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.
If the calculation agent determines that a change in law has occurred with respect to the applicable underlying asset, that a substitution is required because of the nature of the change in law, but the calculation agent determines that no substitute security comparable to the applicable underlying asset exists, then the calculation agent will deem the closing level of the applicable underlying asset on a trading day reasonably proximate to the change date to be the closing level of the applicable underlying asset on each remaining trading day to, and including, any observation date.
Change in Law
If (1) the underlying asset issuer is organized or primarily operates in a jurisdiction other than the U.S. and (2) the calculation agent determines that a “change in law” (as defined below) occurs, then the calculation agent may take the actions described herein under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset”.
A “change in law” will be triggered if due to a change in law event, as defined below, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, the underlying asset by (1) any class of eligible potential purchasers of the Securities or (2) TD, UBS or any of our or their respective affiliates is prohibited, restricted or otherwise impaired, after giving effect to any applicable liquidation, unwind or cure period, will be so affected as of a given date (such applicable date, the “change date”)
Any of the following may be determined by the calculation agent to be a “change in law event” with respect to the underlying asset:
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the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or

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the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order.

Further, any of the events described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset” or a change in law may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events or antidilution events.  In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

Additional Information Regarding the Estimated Value of the Securities
The final terms for the Securities were determined on the trade date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, estimated costs which we may incur in connection with the Securities and an estimate of the difference between the amounts we pay to UBS or its affiliate and the amounts that UBS or its affiliate pays to us in connection with hedging the Securities as described further under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the Securities.
On the cover page of this pricing supplement, we have provided the estimated value for the Securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Securities and our internal funding rate. For more information about the estimated value, see “Key Risks — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Securities. For more information see the discussion under “Key Risks — Risks Relating to Estimated Value and Liquidity — The estimated value of your Securities is based on our internal funding rate”.
Our estimated value of the Securities is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which TDS may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, TDS or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the trade date, the price at which TDS may initially buy or sell the Securities in the secondary market, if any, may exceed our estimated value on the trade date for a temporary period expected to be approximately 8 months after the settlement date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the settlement date of the Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Key Risks” herein.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)
We have appointed TDS, an affiliate of TD, and UBS as the agents for the sale of the Securities. Pursuant to the terms of a distribution agreement, TDS has agreed to purchase the Securities from TD at the issue price to public less the underwriting discount specified on the cover page hereof and TDS has agreed to sell the Securities to UBS at the issue price to public less the underwriting discount received. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities.
Additionally, because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Securities, UBS, or its affiliate, may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities. See “Key Risks —   Risks Relating to Hedging Activities and Conflicts of Interest — Trading and business activities by TD, the agents or our or their respective affiliates may adversely affect the market value of, and any amounts payable on, the Securities” herein for additional information.
Conflicts of Interest — TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, the agents, our or their respective affiliates or third parties may use this pricing supplement in the initial sale of the Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Securities after their initial sale. If a purchaser buys the Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Prohibition on Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
Prohibition on Sales to United Kingdom Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the Securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Securities, the Securities will have been validly executed and issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.